Exhibit 21
Subsidiaries of the Registrant

Name	Jurisdiction of Incorporation/Organization	Holder of Outstanding Equity Interests

Renasant Bank	Mississippi	Renasant Corporation
Primeco, Inc.	Delaware	Renasant Bank
Renasant Leasing Corp. II	Tennessee	Renasant Bank
Renasant Investment Corp.	Delaware	Renasant Leasing Corp. II
Renasant Capital Corp. II	Maryland	Renasant Investment Corp.
Renasant Insurance, Inc.	Mississippi	Renasant Bank
American Trust, LLC	Georgia	Renasant Bank
ATB Alpharetta, LLC	Georgia	Renasant Bank
PHC Statutory Trust I	Connecticut	Renasant Corporation (1)
PHC Statutory Trust II	Delaware	Renasant Corporation (1)
Capital Bancorp Capital Trust I	Delaware	Renasant Corporation (1)
First M&F Statutory Trust I	Mississippi	Renasant Corporation (1)
M&F Business Credit, Inc.	Mississippi	Renasant Bank
Renasant Bank Securities Corp.	Mississippi	Renasant Bank
M&F Step Up, LLC	Mississippi	Renasant Bank
Brand Group Holdings Statutory Trust I	Delaware	Renasant Corporation (1)
Brand Group Holdings Statutory Trust II	Delaware	Renasant Corporation (1)
Brand Group Holdings Statutory Trust III	Delaware	Renasant Corporation (1)
Brand Group Holdings Statutory Trust IV	Delaware	Renasant Corporation (1)
GardenBrand, LLC	Georgia	Renasant Bank
DN Capital, LLC	Georgia	Renasant Bank
(1) Renasant Corporation is the holder of the Trusts’ common securities.